UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2026

Lottery.com Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-38508	No. 81-1996183
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5049 Edwards Ranch Rd., 4th Floor Fort Worth, Texas	76109
(Address of Principal Executive Offices)	(Zip Code)

(737) 787-3798

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SEGG	The Nasdaq Stock Market LLC
Warrants to purchase one share of common stock, each at an exercise price of $2,300.00	LTRYW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13 (a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On January 16, 2026, Lottery.com Inc. (the “Company”) entered into a Placement Agency Agreement (the “Placement Agency Agreement”) with Dawson James Securities, Inc. (“Dawson”), pursuant to which the Company engaged Dawson to serve as the placement agent, on a reasonable “best efforts” basis, in connection with a registered public offering (the “Offering”) of an aggregate of 2,449,857 shares of the Company’s common stock, par value $0.001 (“Common Stock”). The offering price per share of Common Stock is $0.70. The offering price was determined based on the average closing price for the five trading days prior to January 16, 2026. The closing of the Offering occurred on January 20, 2026.

The Placement Agent agreed to use its reasonable best efforts to arrange for the sale of Common Stock. The Company agreed to pay the Placement Agent a placement agent fee in cash equal to 7.00% of the gross proceeds from the sale of Common Stock in this Offering. The Company also agreed to reimburse the Placement Agent for all reasonable expenses related to this Offering, including reasonable and necessary fees of legal counsel, not to exceed $50,000, subject to prior written approval by the Company’s CFO.

The Offering resulted in gross proceeds to the Company of approximately $1.7 million. The Company intends to use the net proceeds from the Offering, for working capital, potential acquisitions, and general corporate purposes.

The Placement Agency Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, including liabilities under the Securities Act of 1933, as amended, other obligations of the parties, and termination provisions.

The Company also entered into a securities purchase agreement with certain investors in the Offering (the “Purchase Agreement”). The Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, other obligations of the parties, and termination provisions.

The Placement Agency Agreement and the Purchase Agreement are filed as Exhibits 1.1 and 10.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The above descriptions of the terms of the Placement Agent Agreement and the Purchase Agreement are qualified in their entirety by reference to such exhibits.

Item 8.01 Other Events.

On January 20, 2026, the Company issued a press release announcing the closing of the Offering. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibit No.	Description.
	1.1	Placement Agency Agreement, dated January 16, 2026, between Lottery.Com Inc. and Dawson James Securities Inc.
	5.1	Opinion of ArentFox Schiff LLP
	10.1	Form of Securities Purchase Agreement
	99.1	Press Release, dated January 20, 2026
	104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lottery.com Inc.

By:	/s/ Robert J. Stubblefield
Name:	Robert J. Stubblefield
Title:	Interim Chief Executive Officer

January 20, 2026